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                                                                   Exhibit 10.18


[LOGO] Bank Leumi             PROMISSORY NOTE (GRID)
Trust Company of New York
            MEMBER FDIC

@@ Wherever used herein, the name Bank Leumi Trust Company of New York is replaced with the name Bank Leumi USA.

New York, N.Y. March 24 , 1998                                    $ 1,000,000.00

      For Value Received, Data Systems & Software Inc. and Databit Inc. promise to pay to the order of BANK LEUMI TRUST COMPANY OF NEW YORK @@ ("the Bank")at its offices at 579 Fifth Avenue, New York, New York, the principal sum of One Million*************************************************************************
Dollars or, if less, the aggregate unpaid principal sum of all loans made by the Bank, in its sole discretion, to the maker of this Note from time to time. The principal sum of each such loan shall be payable (strike out whichever is not applicable):

      360 days after the date of such loan.

      Each loan shall bear Interest (from the date of such loan) at a rate per annum which shall be equal to 1% per annum above the rate of interest designated by the Bank, and In effect from time to time, as its "Reference Rate", adjusted when said Reference Rate changes. (The maker acknowledges that the Reference Rate may not necessarily represent the lowest rate of interest charged by the Bank to customers.)

      The Bank is hereby authorized to enter on the schedule attached hereto the amount of each loan and each payment of principal thereon, without any further authorization on the part of the maker or any endorser or guarantor of this Note, but the Bank's failure to make such entry shall not limit or otherwise affect the obligations of the maker or any endorser or guarantor of this Note.

      The maker and each endorser and guarantor of this Note acknowledge and agree that the use of this form of Note is for their convenience, and there is no obligation on the part of the Bank to make loans to the maker whatsoever.

      Interest shall be computed on the basis of a 360-day year and shall be payable at the end of each month and at maturity, but the foregoing provision shall not be deemed to change the maturity of this Note if payable on demand. The charging of interest on the basis of a 360--day year results in the payment of more interest than would be required if interest were charged on the basis of the actual number of days in the year. In no event shall interest exceed the maximum legal rate permitted for the maker.

      Each maker or endorser authorizes (but shall not require) the Bank to debit any account maintained by the maker or endorser with the Bank, at any date on which the payment of principal of or interest on any of the liabilities (as hereinafter defined) is due, in an amount equal to any unpaid portion of such payment. If the time for payment of principal of or interest on any of the Liabilities or any other money payable hereunder or with respect to any of the Liabilities becomes due on a day on which the Bank's offices are closed (as required or permitted by law or otherwise), such payment shall be made on the next succeeding business day, and such extension shall be included in computing interest in connection with such payment. All payments by any maker or endorser of this Note on account of principal, interest or fees hereunder shall be made in lawful money of the United States of America, in immediately available funds.

      All Property (as hereinafter defined) held by the Bank shall be subject to a security interest in favor of the Bank or holder hereof as security for any and all Liabilities. The term "Property" shall mean the balance of every deposit account of the maker with the Bank or any of the Banks nominees or agents and all other obligations of the Bank or any of its nominees or agents to the maker, whether now existing or hereafter arising, and all other personal property of the maker (including without limitation all money, accounts, general intangibles goods, instruments, documents and chattel paper) which, or evidence of which, are now or at any time in the future shall come into the possession or under the control of or be in transit to the Bank or any of its nominees or agents for any purpose, whether or not accepted for the purposes for which it was delivered. The term "Liabilities" shall mean the indebtedness evidenced by this Note and all other indebtedness, liabilities and obligations of any kind of the maker (or any partnership or other group of which the maker is a member) to (a) the Bank,
(b) any group of which the Bank is a member, or (c) any other person if the Bank has a participation or other interest in such indebtedness, liabilities or obligations, whether (i) for the Bank's own account or as agent for others, (ii) acquired directly or indirectly by the Bank from the maker or others, (iii) absolute or contingent, joint or several, secured or unsecured, liquidated or unliquidated, due or not due, contractual or tortious, now existing or hereafter arising, or (iv) incurred by the maker as principal, surety, endorser, guarantor or otherwise, and including without limitation all expenses, including attorneys' fees, incurred by the Bank in connection with any such indebtedness, liabilities or obligations or any of the Property (including any sale or other disposition of the Property).

      Upon the happening, with respect to any maker, endorser or guarantor of this Note or any assets of any such maker, endorser or guarantor, of any of the following events: death; the issuance of a warrant of attachment whether valid or not; dissolution (if a corporation or partnership); the making of a mortgage or pledge; the commencement of a foreclosure proceeding; default in the payment of principal of interest on title Note or in the payment of any other obligation of any said maker, endorser or guarantor held by the Bank or holder hereof; default in the payment of principal of or interest on any indebtedness for borrowed money owed to the Bank or any other person or entity (including any such indebtedness in the nature of a lease) or default in the performance or observance of the terms of any instrument pursuant to which such indebtedness was created or is secured, the effect of which default is to cause or permit any holder of any such indebtedness to cause the same to become due prior to its stated maturity (and whether or not such default is waived by the holder thereof); a change in the financial condition or affairs of any of them which in the opinion of the Bank or subsequent holder hereof materially reduces his, their or its ability to pay all of his, their or its obligations; the suspension of business; the filing of a petition in bankruptcy whether voluntary or involuntary; the filing of an application, whether voluntary or involuntary, for reorganization or any arrangement or readjustment of indebtedness; the appointment or the filing of an application for the appointment of any receiver, trustee, liquidator or any committee; an assignment for the benefit of creditors; the calling of a meeting of creditors; the offering of a composition or extension to creditors: the sending of notice of an intended bulk sale: the entry of judgements; or the issuance of a warrant of distraint or assertion of a lien for unpaid taxes, this Note, if not then due or payable on demand, shall become due and payable immediately without demand or notice and all other debts or obligations of the makers and endorsers hereof to the Bank or holder hereof, whether due or not due end whether direct or contingent and howsoever evidenced, shall, at the option of the Bank or holder hereof, also become due and payable immediately without demand or notice. After this Note becomes due, at stated maturity or on acceleration, any unpaid balance hereof shall bear interest from the date it becomes due until paid at a rate per annum 3% above the rate borne by this Note when it becomes due or, if such rate shall not be lawful with respect to the undersigned, then at the highest lawful rate. The liability of any party to commercial paper held by the Bank or holder hereof, other than the makers and endorsers hereof, shall remain unaffected hereby and such parties shall remain liable thereon in accordance with the original tenor thereof. Each maker and endorser agrees that if an attorney is retained to enforce or collect this Note or any other obligations by reason of non-payment of this Note when due or made due hereunder, a reasonable attorneys' fee shall be paid in addition, which fees shall be computed as follows: 15% of the principal, interest and all other sums due and owing to the payee or holder or the reasonable value of the attorneys services, whichever is greater.

      This Note shall be governed by the laws of the State of New York and shall be binding upon the maker and each endorser and the maker's and each endorser's heirs, administrators, successors and assigns. The maker and each endorser hereby irrevocably consent to the jurisdiction of any New York State or Federal court located in New York City over any action or proceeding arising out of any dispute between the maker and each endorser and the Bank, and the maker further irrevocably consents to the service of process in any such action or proceeding by the mailing of a copy of such process to the maker at the address set forth below. In the event of litigation between the Bank and the maker over any matter connected with this Note or resulting from transactions hereunder, the right to a trial by jury is hereby waived by the Bank and the maker. A waiver by the Bank, in one or more instances, of any of the terms and provisions of this Note shall be in writing, shall apply to the particular instance or instances and at the particular time or times only, and shall not be deemed to be a continuing waiver.

* See Rider annexed hereto and made a part hereof. Data Systems & Software Inc.
                                                   ----------------------------
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                                                   (Address)
VALUE RECEIVED                                     200 Rt. 17 Mahwah. NJ
                                                   ----------------------------
                                                    Databit Inc.
                                                   ----------------------------
                                                   ----------------------------
FORM NO. 763 (10/86)
                                                    200 Re. 17 Mahwah, NJ

                         RIDER TO PROMISSORY NOTE (GRID)
                           EXECUTED ON _____________BY
                            DATABIT, INC. ("DATABIT")
                                       AND
                          DATA SYSTEMS & SOFTWARE, INC.

      * the Liabilities shall exceed, at any time, eighty percent (80%) of eligible receivables (determined in the Bank's sole and absolute discretion but in any event such receivables shall not be aged more than ninety (90) days from the invoice date); DataBit shall fail to submit, by the tenth day of each month, an accounts receivable aging for the immediately preceding month; DataBit shall loan, contribute or otherwise transfer any cash or property to any Affiliate of DataBit or enter into any transaction, including without limitation the purchase, sale or exchange of property or the rendering of any service to any Affiliate of DataBit, except for transactions with Affiliates of DataBit which are at arms length, are for fair value and are in the ordinary course of DataBit's and such Affiliate's business (the term "Affiliate" shall mean and include any corporation, person, or entity (1) which directly or indirectly controls, or is controlled by, or is under common control with DataBit; (2) which directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock of DataBit or any subsidiary, or (3) ten percent (10%) or more of the voting stock of which is directly or indirectly beneficially owned or held by DataBit of one of its shareholders. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and polices of a corporation, person, or entity, whether through the ownership of voting securities, by contact or otherwise. The term "Subsidiary" means any corporation of which more than 50% of the outstanding shares of capital stock having ordinary voting power to elect a majority of the Board of Directors of such Corporation (irrespective of whether or not at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time, directly or indirectly owned by DataBit or by one or more other Subsidiaries);

"The foregoing shall in no way inhibit DataBit from repaying obligations to its parent company, Data Systems & Software, Inc. ("Systems") which obligations are presently in excess of $850,000. Nor shall this note inhibit DataBit from paying Systems management fees, which fees shall not exceed 30% of DataBit's general and administrative expenses or from declaring and paying out dividends of up to 50% of DataBit's current year's net income, provided, however, that DataBit maintain a minimum Tangible Net Worth, exclusive of amounts due from Affiliates, of $1,400,000.00 "Tangible Net Worth" shall mean the excess of the total assets of DataBit over their Total Liabilities, excluding, however, from the determination of total assets, all assets which would be classified as intangible under generally accepted accounting principles, including, without limitation, patents, trademarks, trade names, copyrights, franchises, deferred charges and goodwill and any write up of the book value of assets since December 31, 1997. "Total Liabilities" shall mean all items of liability, indebtedness and obligation of DataBit which would, in accordance with generally accepted accounting principles, be classified as liabilities on the combined balance sheet of DataBit."

DATABIT, INC.
Shlomie Morgenstern, Treasurer                   Alice M. Knoll, Secretary


By: /s/ Shlomie Morgenstern                      By: /s/ Alice M. Knoll
   --------------------------                       ---------------------------


DATA SYSTEMS & SOFTWARE, INC.
George Morgenstern, President & C.E.O.

By: /s/ George Morgenstern
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